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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2006, relating to the financial statements and financial statement schedules of John H. Harland Company, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2005.

/s/ Deloitte and Touche LLP
Atlanta, Georgia
April 27, 2006